EXHIBIT 23.5


                 CONSENT OF INDEPENDENT AUDITORS
                ---------------------------------

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 11, 1997,with respect to the 1996 financial statements of Azle State Bank included or incorporated by reference in the Prospectus forming a part of the Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933.

                                   /S/ ERNST & YOUNG LLP




Fort Worth, Texas
September 17, 1998